EXHIBIT 99.1

         BTU International Reports Third Quarter 2006 Results

    NORTH BILLERICA, Mass.--(BUSINESS WIRE)--Oct. 24, 2006--BTU International, Inc. (Nasdaq NM: BTUI), a leading supplier of advanced thermal processing equipment for the electronics manufacturing and alternative energy generation markets, today announced its financial results for the third quarter ended October 1, 2006.

    Net sales for the quarter ended October 1, 2006, were $18.3 million, down two percent compared to $18.5 million for the third quarter of 2005, and down 19 percent compared to sales of $22.5 million in the preceding quarter.

    Net income for the 2006 third quarter was up 48 percent at $2.3 million, or $0.25 per diluted share, compared to a net income of $1.6 million, or $0.20 per diluted share, reported in the third quarter of 2005, and down 27 percent compared to a net income of $3.2 million, or $0.34 per diluted share, in the preceding quarter.

    Net sales for the first nine months of 2006 were $61.7 million, an increase of 31 percent compared to the same period last year. Net income for the nine months ended October 1, 2006, more than tripled to $8.2 million, or $0.87 per diluted share, compared to a net income of $2.5 million, or $0.34 per diluted share, for the first nine months of 2005.

    Commenting on the company's performance, Paul J. van der Wansem, chairman and CEO, said, "Although our third quarter sales were below our earlier expectations, our cost control programs and higher product margins contributed to a solid quarterly profit. Our solar energy business continued to be strong, while we experienced softness in the electronics markets."

    Outlook

    "We are enthusiastic about the long-term market opportunities in solar energy and electronics and are expanding the development of new products for these sectors. Near term, sales for the fourth quarter are expected to be equal to the third quarter plus-or-minus five percent with earnings per share in the $0.22 to $0.27 range," concluded van der Wansem.

    Teleconference and Simultaneous Webcast

    BTU will be discussing its financial results, along with its outlook for the fourth quarter of 2006, in a conference call to be held today, October 24, 2006, at 05:00 p.m. Eastern Time. A webcast of the conference call will be available on BTU's website at www.btu.com or at www.streetevents.com. Replays of the call will be available through November 10, 2006, and can be accessed at these websites or by phone at (888) 203-1112, pass code 4155112.

    About BTU International

    BTU International is a market-leading supplier of advanced thermal processing equipment to the electronics manufacturing and alternative energy generation markets. BTU manufactures reflow ovens for printed circuit board assembly as well as for wafer-level packaging and die-level packaging. BTU also provides thermal process equipment for the solar cell, fuel cell and nuclear fuel industries. BTU, with headquarters in North Billerica, MA, operates worldwide with direct sales and service offices in the USA, Asia and Europe. Information about BTU International is available on BTU's website at www.btu.com.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

    This news release contains express or implied forward-looking statements regarding, among other things, (i) the company's expectation of results in the fourth quarter, (ii) the company's expectation for continuing profitability, and (iii) the company's expectation for business in the Electronics Manufacturing and Alternative Energy Generation markets. Such statements are neither promises nor guarantees but rather are subject to risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. Such statements are made pursuant to the "safe harbor" provisions established by the federal securities laws, and are based on the assumptions and expectations of the company's management at the time such statements are made. Important factors that could cause actual results to differ include the timely availability and acceptance of new products, general market conditions governing supply and demand, the impact of competitive products and pricing and other risks detailed in the company's filings with the Securities and Exchange Commission, including but not limited to the company's Annual Report on Form 10-K for the year ended December 31, 2005. Actual results may vary materially. Accordingly, you should not place undue reliance on any forward-looking statements. All information set forth in this press release is as of October 24, 2006, and, unless otherwise required by law, the company disclaims any obligation to revise or update this information in order to reflect future events or developments.

                       BTU INTERNATIONAL, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (unaudited)
           (in thousands, except share and per share data)

                         Three Months Ended       Nine Months Ended
                       ----------------------- -----------------------
                       October 1,  October 2,  October 1,  October 2,
                           2006        2005        2006        2005
                       ----------- ----------- ----------- -----------

Net sales              $   18,254  $   18,543  $   61,726  $   47,141
Costs of goods sold        10,627      11,880      37,047      30,375
                       ----------- ----------- ----------- -----------

  Gross profit              7,627       6,663      24,679      16,766

Operating expenses:
   Selling, general
    and administrative      3,871       4,031      12,733      11,288
   Research,
    development and
    engineering             1,377         893       3,559       2,532
                       ----------- ----------- ----------- -----------

Operating income            2,379       1,739       8,387       2,946
Interest income               193           2         423           2
Interest expense             (157)       (149)       (389)       (420)
Other income (loss) ,
 net                          (18)         (1)        (48)          -
                       ----------- ----------- ----------- -----------

Income before
 provision for income
 taxes                      2,397       1,591       8,373       2,528

Provision for income
 taxes                        (48)          -        (168)          -
                       ----------- ----------- ----------- -----------

Net income             $    2,349  $    1,591  $    8,205  $    2,528
                       =========== =========== =========== ===========

Income per share:
   Basic               $     0.26  $     0.22  $     0.90  $     0.35
   Diluted             $     0.25  $     0.20  $     0.87  $     0.34

Weighted average
 number of shares
 outstanding:
   Basic shares         9,161,509   7,383,503   9,100,874   7,282,603
   Effect of dilutive
    options               270,753     395,873     292,944     219,673
                       ----------- ----------- ----------- -----------

   Diluted shares       9,432,262   7,779,376   9,393,818   7,502,276
                       =========== =========== =========== ===========

                       BTU INTERNATIONAL, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                  (in thousands, except share data)

                                              (Unaudited)  (Audited)
                                              October 1,  December 31,
Assets                                           2006         2005
                                              ----------- ------------

Current assets
 Cash and cash equivalents                    $   20,113  $    15,460
 Accounts receivable                              19,415       16,519
 Inventories                                      16,780       13,933
 Other current assets                                850          489
                                              ----------- ------------

      Total current assets                        57,158       46,401
                                              ----------- ------------

Property, plant and equipment, net                 3,972        2,343

Other assets, net                                  2,347          161
                                              ----------- ------------

            Total assets                      $   63,477  $    48,905
                                              =========== ============

Liabilities and stockholders' equity

Current liabilities
 Current portion of long-term debt            $      253  $       183
 Trade accounts payable                            3,977        6,069
 Other current liabilities                         5,140        4,781
                                              ----------- ------------

      Total current liabilities                    9,370       11,033

Long-term debt, less current portion               9,639        5,106

Long-term deferred compensation                      283          283

Long-term liabilities                                600            -
                                              ----------- ------------

            Total liabilities                     19,892       16,422
                                              ----------- ------------

      Total stockholders' equity                  43,585       32,483
                                              ----------- ------------

            Total liabilities and
             stockholders' equity             $   63,477  $    48,905
                                              =========== ============

    CONTACT: Company Contact:
             BTU International, Inc.
             Tom Kealy, 978-667-4111 Ext. 106
             Vice President, CAO
             or
             Agency Contact:
             Bill Monigle Associates
             Bill Monigle, 941-497-1622
             President